Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement (the “Second Amendment”) is effective as of September 15, 2016 (“Second Amendment Effective Date”), by and between Leslie Cross (the “Executive”) ”), Alphatec Spine Inc., a California corporation (“Spine”) and Alphatec Holdings, Inc., a Delaware corporation (“Holdings”) (collectively, Spine and Holdings shall be referred to as the “Company”). Capitalized terms undefined shall have the meaning ascribed to them in the Agreement.
WHEREAS, on or about February 26, 2012, the Company and the Executive have entered into an Employment Agreement and a First Amendment to the Agreement, dated May 1, 2014 (the “Agreement”);
WHEREAS, between August 2, 2014 and the Second Amendment Effective Date the Executive was the Chairman of the Company’s Board of Directors, but not an employee of the Company; and
WHEREAS, the Company and the Executive have agreed that as of the Second Amendment Effective Date the Executive shall become an employee of the Company and the undersigned parties shall enter into this Second Amendment as of the Effective Date to further amend the Agreement.
THEREFORE, in consideration of the mutual promises contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:
1.    AMENDMENTS.
1.1.    Amendment and Restatement of Section 3. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“The Company shall employ Executive and Executive agrees to work for the Company as its Chairman and Chief Executive Officer. Executive shall perform the duties and responsibilities inherent in the position in which Executive serves and such other duties and responsibilities as the Board of Directors or its designee shall from time to time reasonably assign to Executive. In addition, it is the Company’s intention that the Executive continue to serve as Chairman of the Company’ Board of Directors.”
1.2.    Amendment and Restatement of Section 4.1. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Commencing on the Second Amendment Effective Date, the Company shall pay Executive a salary (the “Base Salary”) of $33,333.33 gross per month, payable bi-weekly in accordance with the Company’s customary payroll practices.”
1.3    Deletion of Section 4.2. Section 4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“[Reserved]”
1.4    Amendment and Restatement of Section 5. Section 5 of the Agreement is deleted in its entirety and replaced with the following:
“The Executive’s employment can be terminated at any time by either the Company of the Executive with or without cause. In case of a termination without cause by the Company, the Executive shall receive 30 days’ prior notice of termination.”
2.    MISCELLANEOUS. In the event of any conflict between the provisions of this Second Amendment and the Agreement, the provisions of this Second Amendment shall prevail. Other than as set forth in this Second Amendment, the remainder of the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement on September 15, 2016

ALPHATEC SPINE, INC.

By: _/S/ Craig Hunsaker_____________
Name: Craig Hunsaker
Title: EVP, People & Culture

ALPHATEC SPINE, INC.

By: _/S/ Craig Hunsaker______________
Name: Craig Hunsaker
Title: EVP, People & Culture

EXECUTIVE

_/S/ Leslie Cross_______________
Name: Leslie Cross